Exhibit 11

                         STANLEY FURNITURE COMPANY, INC.
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)
                      (In thousands, except per share data)



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                                                               Three Months Ended          Nine Months Ended
                                                               September  September       September  September
                                                               26, 1998    28, 1997       26, 1998    28, 1997


Net income used in calculating basic and diluted
  earnings per common share............................         $3,706       $2,935       $10,556       $8,462
                                                              ========     ========      ========     ========
Basic earnings per common share:

Weighted average shares outstanding....................          7,144        7,692         7,005        8,728
                                                              ========     ========      ========     ========
Basic earnings per common share........................       $    .52     $    .38      $   1.51     $    .97
                                                              ========     ========      ========     ========
Diluted earnings per common share:

Weighted average shares outstanding....................          7,144        7,692         7,005        8,728
Add shares issuable assuming exercise of stock
    options ...........................................            919          938           998          860
    Weighted average shares outstanding
      used in calculating diluted
      earnings per common share........................          8,063        8,630         8,003        9,588
                                                              ========     ========      ========     ========
  Diluted earnings per common share....................       $    .46     $    .34      $   1.32     $    .88
                                                              ========     ========      ========     ========
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